UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022 (March 14, 2022)

DEEP GREEN WASTE & RECYCLING, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-56190	30-1035174
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13110 NE 177th Place, Suite 293, Woodinville, WA 98072

(833) 304-7336

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	DGWR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, Lloyd T. Spencer, the Company’s Chief Executive Officer, Secretary and Director, resigned in his position as Chief Executive Officer. Mr. Spencer will retain his roles as Secretary and Director.

Mr. Spencer’s decision to resign as the Company’s Chief Executive Officer was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On March 14, 2022, upon the resignation of Mr. Spencer as the Company’s Chief Executive Officer, the Board of Directors appointed Bill Edmonds as its new Chief Executive Officer. Mr. Edmonds will retain his prior roles as interim Chief Financial Officer and Chairman of the Board of Directors.

On March 14, 2022, the Board of Directors appointed David Bradford to President. Mr. Bradford will retain his prior role as Chief Operating Officer.

Messrs. Edmonds and Bradfords’ Employment Agreements (the “Agreements”) shall be amended to acknowledge the new roles accepted by both employees and the Agreements shall be extended through December 31, 2025. All other terms of the Agreements shall remain the same.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP GREEN WASTE & RECYCLING, INC.

Date: March 16, 2022	By:	/s/ Bill Edmonds
Bill Edmonds
Chief Executive Officer

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